Exhibit 10.7

Execution Version

NET 1 UEPS TECHNOLOGIES, INC.

NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA (PTY) LTD

FIRST AMENDMENT TO RESTRICTIVE COVENANT AGREEMENTS

This FIRST AMENDMENT TO RESTRICTIVE COVENANT AGREEMENTS (this "Amendment") is made this 9th day of December 2021, by and among Net 1 UEPS Technologies, Inc., a Florida corporation ("US Company"), Net 1 Applied Technologies South Africa (Pty) Ltd), a South African company ("SA Company") (collectively the "Companies")and Alexander Michael Ramsay Smith ("Executive").  Each of the US Company, the SA Company and Executive is a "Party" and, collectively, they are the "Parties."

WHEREAS, the US Company and Executive are parties to that certain Restrictive Covenant Agreement, entered into and effective as of 1 March, 2018 (the "US RCA");

WHEREAS, the SA Company and Executive are parties to that certain Restrictive Covenant Agreement, entered into and effective as of 1 March, 2018 (the "SA RCA");

WHEREAS, pursuant to Section 17 of the US RCA and the SA RCA (collectively the "Agreements"), amendments to the Agreements are required to be effected pursuant to a writing executed by the parties thereto; and

NOW, THEREFORE, in consideration of Executive's continued employment with the Companies, and for other good and valuable consideration, the receipt of which Executive and the Companies hereby acknowledge, Executive and the Companies hereby amend the Agreements as follows:

1. Non-Competition. With effect from the date of this Agreement, the period of "twenty-four (24) months referred to in section 9 of each of the Agreements is substituted with the period "twelve (12) months".

2.  Non-Solicitation. With effect from the date of this Agreement, the period of "twenty-four (24) months referred to in section 9 of each of the Agreements is substituted with the period "twelve (12) months".

3.  No Further Amendment. Except as amended hereby, the Companies and Executive hereby agree that the Agreements shall remain unmodified and in full force and effect.

4. Counterparts. This Agreement may be executed in separate counterparts and may be executed by facsimile or PDF copies, each of which is deemed to be an original and all of which, taken together, constitute one and the same agreement.

Remainder of Page Intentionally Blank; Signature Page to Follow

IN WITNESS WHEREOF, each of the Companies has caused this Agreement to be executed by its duly authorized officer and Executive has signed this Agreement, as of the date first above written.

NET 1 UEPS TECHNOLOGIES, INC.

By:	/s/ Chris Meyer
Name:	Chris Meyer
Title: Chief Executive Officer

NET 1 APPLIED TECHNOLOGIES SOUTH AFRICA (PTY) LTD.

By:	/s/ Lincoln Mali
Name:	Lincoln Mali
Title: Chief Executive Officer

EXECUTIVE

/s/ Alex M.R. Smith
Alex Smith